SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMONWEALTH TEL ENT

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                10/21/98           10,000            21.2500
                                 9/09/98            1,900            24.6875
               THE GABELLI TELECOMMUNICATION FUND
                                10/21/98           18,100            21.2500
                                 9/21/98           10,400            21.9150
                                 9/15/98           12,000            22.8525
                                 9/03/98            7,600            24.8125
                                 9/02/98            5,000            24.2500
                                 8/18/98            5,000            25.0350
               THE GABELLI SMALL CAP GROWTH FUND
                                10/21/98           10,166            21.2500
                                 9/30/98            5,000            23.5400
                                 9/21/98            5,000            21.9150
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                10/21/98            4,400            21.2500
               THE GABELLI EQUITY TRUST,INC.
                                10/21/98           20,000            21.2500
               THE GABELLI ASSET FUND
                                10/21/98           30,200            21.2500
                                10/14/98           10,000            20.0400
                                 9/28/98           10,000            22.9375
                                 9/14/98            6,700            23.6250
                                 9/14/98              300            23.0400
          GAMCO INVESTORS, INC.
                                 8/25/98           12,500            24.1250
                                 8/18/98            1,000            24.8750
                                 8/17/98            4,000            24.9375
                                 8/14/98            5,300            24.3208
                                10/15/98              800            20.0000
                                10/14/98            4,200            20.0000
                                10/05/98            1,100            23.0000
                                 9/30/98              900            23.0000
                                 9/28/98            4,000            23.0000
                                 9/18/98              333              *DI
                                 9/09/98              800            24.5703
                                 8/25/98            1,000            24.1250
                                 8/25/98            1,800            24.0000
                                 8/24/98            3,200            23.9609








                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMONWEALTH TEL ENT

          GAMCO INVESTORS, INC.
                                 8/18/98              500            24.5000






































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASADQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.






                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-COMMONWEALTH TEL CLB

          MJG ASSOCIATES, INC.

                                 9/28/98              100-           27.0000
          GABELLI FUNDS, INC.
               THE GABELLI TELECOMMUNICATION FUND
                                 8/24/98              500            24.9150
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                10/23/98              500            23.0000
               THE GABELLI ASSET FUND
                                10/14/98              500            22.0400
          GAMCO INVESTORS, INC.
                                10/07/98              200            22.5000
                                 9/16/98              900            24.0000
                                 9/15/98              400            24.0000
                                 8/28/98              700            24.0000
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                10/14/98              500-           22.0000
                                10/12/98              500            21.6250





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.